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                                                                   EXHIBIT (i)



                               September 30, 2005


Performance Funds
3435 Stelzer Road
Columbus, OH  43219

         Re:   Performance Funds Trust -- Shares of Beneficial Interest
               --------------------------------------------------------

Gentlemen:

               We have acted as counsel for Performance Funds Trust, a Delaware business trust ("Trust"), in connection with the registration by the Trust of its shares of beneficial interest, par value $0.001 per share.

               The Trust Instrument of the Trust authorizes the issuance of an unlimited number of shares of beneficial interest, which are divided into eleven (11) series.



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Performance Funds Trust
September 30, 2005
Page 2

The shares of beneficial interest designated into each such series are referred to herein as the "Shares". You have asked for our opinion on certain matters relating to the Shares.

               We have reviewed the Trust Instrument and Bylaws of the Trust and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Trust's Registration Statement (File Nos. 33-46488/811-6603) on Form N-1A filed under the Securities Act of 1933 ("Securities Act") and the Investment Company Act of 1940 ("1940 Act"), each as amended (the "Registration Statement"), as amended through Post-Effective Amendment No. 28 thereto.

               This opinion is based exclusively on the laws of the State of Delaware and the federal laws of the United States of America.

               We have assumed the following for purposes of this opinion:

               1. The Shares have been, and will continue to be, issued in accordance with the Trust Instrument and Bylaws of the Trust and resolutions of the Trust's Board and shareholders relating to the creation, authorization and issuance of the Shares.

               2. Prior to the issuance of any Shares, the Board (a) has or will duly authorize the issuance of such Shares, (b) has or will determine with respect to each series of such Future Shares the preferences, limitations and relative rights applicable thereto and (c) with respect to such Shares, has or will duly take the action necessary to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof ("Series Designations").

               3. With respect to the Shares, there has or will be compliance with the terms, conditions and restrictions applicable to the issuance of such Shares that are set forth in (i) the Trust Instrument and Bylaws of the Trust, each as amended as of the date of such issuance, and (ii) the applicable
Series Designations.

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Performance Funds Trust
September 30, 2005
Page 3

               4. The Board will not change the preferences, limitations or relative rights of any series of Shares after any Shares of such series have been issued.

               Based upon the foregoing, we are of the opinion that:

               1. The Shares will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement, validly issued, fully paid and non-assessable by the Trust.

               We consent to the filing of this opinion with Post-Effective Amendment No. 28 to the Registration Statement to be filed by the Trust with the Securities and Exchange Commission.


                                         Very truly yours,



                                         DRINKER BIDDLE & REATH LLP




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                               CONSENT OF COUNSEL

                  We hereby consent to the use of our name and to the references to our Firm under the caption "Legal Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Performance Funds Trust. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                s/ Drinker Biddle & Reath LLP
                                                -------------------------------
                                                DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
September 30, 2005